Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and the use of our reports dated March 2, 2018, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-225770) and related Joint Proxy Statement/Prospectus of Cohu, Inc. for the registration of 12,049,695 shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

July 25, 2018